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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2001, except for Note 7, as to which the date is May 31, 2001, with respect to the financial statements of Federal-Mogul Aviation, Inc. included in the Registration Statement (Form S-4) and related Prospectus of TransDigm Inc. for the registration of $75,000,000 of TransDigm Inc.'s 10 3/8% Senior Subordinated Notes due 2008.

                                                /s/ Ernst & Young LLP




Detroit, Michigan
June 28, 2002